Exhibit 10.76

Cornell Capital Partners, LP

101 Hudson Street, Suite 3700

Jersey City, New Jersey 07302

April 23, 2007

Lithium Technology Corporation

5115 Campus Drive

Plymouth Meeting, PA 19462

Re:	Outstanding Convertible Debentures

Dear Amir:

This letter will confirm our verbal agreement to extend the maturity of all outstanding Convertible Debentures owed by Lithium Technology Corporation to Cornell Capital Partners, L.P. to July 1, 2007.

Cornell expressly reserves all rights and remedies under the Convertible Debentures and all other contracts between the respective parties.

Sincerely,

Cornell Capital Partners, LP

By: Yorkville Advisors, LLC, its Investment Management

By:	/s/ Troy J. Rillo
Name: Troy J. Rillo
Its: Managing Director